UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 30, 2009

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CALIBERT EXPLORATIONS, LTD.

(Name of Small Business issuer in its charter)

   Nevada

000-53346                           Applied for

(State or other jurisdiction of               (Commission File No.)                    (IRS Employer  incorporation or organization)                                                                  Identification Number)

                3246 D’Herelle Street Montreal Quebec, Canada, H1Z 2B

 (Address of principal executive offices)

                                                                      450-433-0508

(Registrant’s telephone number)

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Item 8 01. Other Events

On October 29, 2008 Calibert Explorations, Ltd. (the “Registrant”) has entered into an Interim Agreement with Megalink Global, Inc. of Belleair Bluffs Florida. Megalink Global, Inc. is engaged in a web based business of developing and marketing a free savings site for retail consumers. A definitive agreement will be entered into as soon as possible but no later than November 30, 2009 and will be subject to certain terms and conditions. The Definitive Agreement will provide for the purchase of Megalink’s assets with Calibert remaining as the operating entity.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

10.1 Interim Agreement Between Calibert and Megalink Global
99.1 Press release: Calibert Explorations Enters into an Interim Agreement with Megalink Global Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calibert Explorations, Ltd.

/s/ Andre Benard

President, Secretary, Treasurer and Director

October 30, 2009